Exhibit 10.36
EXECUTION COPY
Published CUSIP Number: 09365VAE1
CREDIT AND GUARANTEE AGREEMENT
Dated as of March 4, 2010
among
BLOCK FINANCIAL LLC,
as the Borrower,
H&R BLOCK, INC.,
as the Guarantor,
The Lenders Party Hereto,
WELLS FARGO BANK, N.A.
as Syndication Agent,
BNP PARIBAS,
as Documentation Agent,
and
BANK OF AMERICA, N.A.,
as Administrative Agent and Swingline Lender
BANC OF AMERICA SECURITIES LLC,
WELLS FARGO SECURITIES, LLC and
BNP PARIBAS SECURITIES CORP.
Joint Lead Arrangers and Joint Book Managers

Block Financial LLC Credit Agreement

i

Block Financial LLC Credit Agreement

Block Financial LLC Credit Agreement

SCHEDULES

2.01	Commitments and Applicable Percentages
3.04(a)	Guarantee Obligations
3.06	Disclosed Matters
3.13	Subsidiaries
6.02	Existing Indebtedness
6.03	Existing Liens
6.04(b)	Additional Businesses
6.06	Existing Restrictions
10.01	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swingline Loan Notice
C	Note
D	Assignment and Acceptance
E-1	Form of Opinion of Mayer Brown LLP
E-2	Form of Opinion of Stinson Morrison Hecker LLP
Block Financial LLC Credit Agreement

CREDIT AND GUARANTEE AGREEMENT
          This CREDIT AND GUARANTEE AGREEMENT is entered into as of March 4, 2010, among BLOCK FINANCIAL LLC, a Delaware limited liability company (the “Borrower”), H&R BLOCK, INC., a Missouri corporation (the “Guarantor”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and Swingline Lender.
          The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
          Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Administrative Agent” means Bank of America in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.
          “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form approved by the Administrative Agent.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, neither the Guarantor nor any of its Subsidiaries shall be deemed to Control any of its franchisees by virtue of provisions in the relevant franchise agreement regulating the business and operations of such franchisee.
          “Aggregate Commitments” means the Commitments of all the Lenders.
          “Agreement” means this Credit and Guarantee Agreement.
          “Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
          “Applicable Rate” means, for any day, the rate per annum based on the Ratings in effect on such day, as set forth under the relevant column heading below:
Block Financial LLC Credit Agreement

		Applicable Rate for
			Eurodollar Rate	Facility Fees
Category	Ratings	Base Rate Loans	Loans	Payable Hereunder
I	Higher than: A- by S&P or A3 by Moody’s	0.300%	1.300%	0.200%
II	A- by S&P or A3 by Moody’s	0.750%	1.750%	0.250%
III	BBB+ by S&P or Baa1 by Moody’s	1.125%	2.125%	0.375%
IV	BBB by S&P or Baa2 by Moody’s	1.125%	2.125%	0.500%
V	BBB- by S&P or Baa3 by Moody’s	1.400%	2.400%	0.600%
VI	Lower than: BBB- by S&P or Baa3 by Moody’s	1.800%	2.800%	0.700%
; provided that (a) if on any day the Ratings of S&P and Moody’s do not fall in the same category, then the higher of such Ratings shall be applicable for such day, unless one of the two ratings is two or more Ratings levels lower than the other, in which case the applicable rate shall be determined by reference to the Ratings level next below that of the higher of the two ratings, (b) if on any day the Rating of only S&P or Moody’s is available, then such Rating shall be applicable for such day and (c) if on any day a Rating is not available from both S&P and Moody’s, then the Ratings in category VI above shall be applicable for such day. Any change in the Applicable Rate resulting from a change in Rating by either S&P or Moody’s shall become effective on the date such change is publicly announced by such rating agency.
          “Arranger” means any of Banc of America Securities LLC, Wells Fargo Securities, LLC and BNP Paribas Securities Corp. in its capacity as a joint lead arranger and joint book manager.
          “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.
          “Availability Period” means the period from the Closing Date to the earlier of the Maturity Date and the date of termination of the Commitments.
          “Bank of America” means Bank of America, N.A. and its successors.
          “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors, including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank
Block Financial LLC Credit Agreement

of America shall take effect at the opening of business on the day specified in the public announcement of such change.
          “Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
          “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrower” has the meaning assigned to such term in the introductory paragraph hereof.
          “Borrower Materials” has the meaning specified in Section 5.01.
          “Borrowing” means (a) Committed Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
          “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or the Swingline Lender (as applicable) and the Lenders, as collateral for obligations of Defaulting Lenders to fund participations in Swingline Loans, cash or deposit account balances or, if the Swingline Lender shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
          “Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof
Block Financial LLC Credit Agreement

and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by (i) any Lender, (ii) any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 or (iii) any other bank if, and to the extent, covered by FDIC insurance; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000; (i) interests in privately offered investment funds under Section 3(c)(7) of the U.S. Investment Company Act of 1940 where such interests are (i) freely transferable and (ii) rated AAA by S&P or Aaa by Moody’s; and (j) one month LIBOR floating rate asset backed securities that are (i) freely transferable and (ii) rated AAA by S&P or Aaa by Moody’s.
          “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Guarantor; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Guarantor by Persons who were neither (i) nominated by the board of directors of the Guarantor nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Guarantor by any Person or group; or (d) the failure of the Guarantor to own, directly or indirectly, shares representing 100% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower.
          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any request, guideline or
Block Financial LLC Credit Agreement

directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
          “Charges” has the meaning assigned to such term in Section 10.14.
          “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.02.
          “Code” means the Internal Revenue Code of 1986.
          “Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01 and (b) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
          “Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
          “Committed Loan” has the meaning specified in Section 2.01.
          “Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
          “Company” means any of the Guarantor, the Borrower or any Subsidiary.
          “Consolidated Net Worth” means, at any time, the total amount of stockholders’ equity of the Guarantor and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Credit Parties” means the collective reference to the Borrower and the Guarantor.
Block Financial LLC Credit Agreement

          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Swingline Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower, or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent (based on its reasonable belief that such Lender may not fulfill its funding obligations), to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
          “Disclosed Matters” means (a) matters disclosed in the Borrower’s public filings with the Securities and Exchange Commission prior to March 1, 2010 and (b) the actions, suits, proceedings and environmental matters disclosed in Schedule 3.06.
          “Dollar” or “$” refers to lawful money of the United States of America.
          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, to the management, release or threatened release of any Hazardous Material or to health and safety matters.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Company directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “ERISA” means the Employee Retirement Income Security Act of 1974.
Block Financial LLC Credit Agreement

          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with either Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by either Credit Party or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by either Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) the incurrence by either Credit Party or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by either Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from either Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
          “Eurodollar Rate” means:
     (a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or another commercially available source providing quotations of BBA LIBOR as reasonably designated by the Administrative Agent from time to time in a notice to the Borrower) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; or if such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and
     (b) for any interest rate calculation with respect to a Base Rate Loan, the rate per annum equal to (i) BBA LIBOR, as published by Reuters (or another commercially available source providing quotations of BBA LIBOR as reasonably designated by the Administrative Agent from time to time in a notice to the Borrower) at approximately 11:00 a.m., London time, two Business Days prior to the date of determination for Dollar deposits being delivered in the London interbank market for a term of one month
Block Financial LLC Credit Agreement

commencing that day; or (ii) if such rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made, continued or converted by Bank of America and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the date of determination.
          “Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.
          “Event of Default” means any event or condition described in Section 8.01.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.14(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender’s failure or inability to comply with Section 2.12(e), except to the extent that such Foreign Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(a).
          “Existing Agreements” means (a) the Five-Year Credit and Guarantee Agreement, dated as of August 10, 2005, among the Borrower, the Guarantor, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent and (b) the Amended and Restated Five-Year Credit and Guarantee Agreement, dated as of August 10, 2005, among the Borrower, the Guarantor, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent.
          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
Block Financial LLC Credit Agreement

          “Fee Letters” means the letter agreements, each dated February 3, 2010, among the Borrower, the Administrative Agent and the respective Arrangers.
          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or the Guarantor, as the context may require.
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
          “GAAP” means generally accepted accounting principles in the United States of America.
          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
          “Guarantee Obligation” means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary
Block Financial LLC Credit Agreement

obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal as of any date of determination to the stated determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (unless such Guarantee Obligation shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the amount as of any date of determination of the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.
          “Guarantor” has the meaning assigned to such term in the introductory paragraph hereof.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and accrued expenses incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) for purposes of Section 6.02 only, all preferred stock issued by a Subsidiary of such Person and (l) obligations under any RAL Receivables Transaction or Other Receivables Transaction to the extent of the related RAL Receivables Amount or Other Receivables Amount, respectively. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to
Block Financial LLC Credit Agreement

the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness of a Person shall not include obligations with respect to funds held by such Person in custody for, or for the benefit of, third parties which are to be paid at the direction of such third parties (and are not used for any other purpose).
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Indemnitee” has the meaning assigned to such term in Section 10.04(b).
          “Indirect RAL Participation Transaction” means any transaction by any Company involving (a) an investment in a partnership, limited partnership, limited liability company, limited liability partnership, business trust or other pass-through entity which is partially owned by any Company, (b) the purchase by such pass-through entity of refund anticipation loans or participation interests in refund anticipation loans (and/or related rights and interests), and (c) the distribution of cash flow received by such pass-through entity with respect to such refund anticipation loans or participation interests therein to the owners of such pass-through entity.
          “Information” has the meaning assigned to such term in Section 10.03.
          “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and the Maturity Date.
          “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one or two weeks or one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
     (i) any Interest Period (other than a one or two week Interest Period) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period (other than a one or two week Interest Period) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period shall extend beyond the Maturity Date.
          “Lender” has the meaning assigned to such term in the introductory paragraph hereof and, as the context requires, includes the Swingline Lender.
Block Financial LLC Credit Agreement

          “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that clause (c) above shall be deemed not to include stock options granted by any Person to its directors, officers or employees with respect to the Capital Stock of such Person.
          “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swingline Loan.
          “Loan Documents” means this Agreement and the Notes, if any, and the Fee Letters.
          “Margin Stock” means any “margin stock” as defined in Regulation U of the Board.
          “Material Adverse Effect” means a material adverse effect on (a) the business, assets or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole, (b) the ability of either Credit Party to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.
          “Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of one or more of the Companies in an aggregate principal amount exceeding $40,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Company in respect of any Hedging Agreement at any time shall be the aggregate amount (giving effect to any netting agreements) that such Company would be required to pay if such Hedging Agreement were terminated at such time.
          “Material Subsidiary” means any Subsidiary of a Credit Party the aggregate assets or revenues of which, as of the last day of the most recently ended fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 5.01(a) or (b), (x) when aggregated with the assets or revenues of all other Subsidiaries with respect to which the actions contemplated by Section 6.04 are taken, are greater than 5% of the total assets or total revenues, as applicable, of the Guarantor and its consolidated Subsidiaries, or (y) as to such Subsidiary, are greater than 5% of the total assets or total revenues, as applicable, of the Guarantor and its consolidated Subsidiaries, in each case as determined in accordance with GAAP.
          “Maturity Date” means July 31, 2013; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day.
          “Maximum Rate” has the meaning assigned to such term in Section 10.14.
Block Financial LLC Credit Agreement

          “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.
          “Obligations” means, collectively, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including interest accruing at the then applicable rate provided herein after the maturity of the Loans and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).
          “Other Receivables Amount” means, at any time, the difference (but not less than zero) between (i) the aggregate amount of funds received by the Guarantor, any Subsidiary or any qualified or unqualified special purpose entity created by any Subsidiary with respect to the transfer of loans or advances to customers, or participation interests in such loans or advances (and/or related rights and interests), to any third party in any Other Receivables Transaction, at or prior to such time, minus (ii) the aggregate amount received by all such third parties with respect to the transferred loans or advances, or participation interests in such loans or advances (and/or related rights and interests), in all Other Receivables Transactions, at or prior to such time, excluding from the amounts received by such third parties, the aggregate amount of any origination, set up, structuring or similar fees, all implicit or explicit financing expenses and all indemnification and reimbursement payments paid to any such third party in connection with any Other Receivables Transaction.
          “Other Receivables Transaction” means any securitization, on — or off- balance sheet financing or sale transaction, involving financial products or services offered to retail customers of any Company, or any participation interest therein (and/or related rights and interests), that were acquired by a Company or any qualified or unqualified special purpose entity created by any Company; excluding any RAL Receivables Transaction.
          “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
          “Participant” has the meaning assigned to such term in Section 10.06(e).
Block Financial LLC Credit Agreement

          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Permitted Encumbrances” means:
     (a) judgment Liens in respect of judgments not constituting an Event of Default under clause (k) of Article VIII;
     (b) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;
     (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
     (d) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
     (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and
     (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Company;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is maintained for employees of either Credit Party or any ERISA Affiliate (or, if such plan were terminated, either Credit Party or any ERISA Affiliate could have liability under Section 4069 of ERISA.
          “Platform” has the meaning assigned to such term in Section 5.01.
          “Public Lender” has the meaning assigned to such term in Section 5.01.
          “RAL Receivables Amount” means, at any time, the difference (but not less than zero) between (i) the aggregate amount of funds received by the Guarantor, any Subsidiary or any qualified or unqualified special purpose entity created by any Subsidiary with respect to the
Block Financial LLC Credit Agreement

transfer of refund anticipation loans, or participation interests in refund anticipation loans (and/or related rights and interests), to any third party in any RAL Receivables Transaction, at or prior to such time, minus (ii) the aggregate amount received by all such third parties with respect to the transferred refund anticipation loans, or participation interests in refund anticipation loans (and/or related rights and interests), in all RAL Receivables Transactions, at or prior to such time, excluding from the amounts received by such third parties, the aggregate amount of any origination, set up, structuring or similar fees, all implicit or explicit financing expenses and all indemnification and reimbursement payments paid to any such third party in connection with any RAL Receivables Transaction.
          “RAL Receivables Transaction” means any securitization, on – or off – balance sheet financing or sale transaction, involving refund anticipation loans, or participation interests in refund anticipation loans (and/or related rights and interests), that were acquired by the Guarantor, any Subsidiary or any qualified or unqualified special purpose entity created by any Subsidiary.
          “Rating” means the rating of S&P or Moody’s, as the case may be, applicable to the long-term senior unsecured non-credit enhanced debt of the Borrower, as announced by S&P or Moody’s, as the case may be, from time to time.
          “Register” has the meaning assigned to such term in Section 10.06(c).
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.
          “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in Swingline Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
          “Restricted Margin Stock” means all Margin Stock owned by the Guarantor and its Subsidiaries to the extent the value of such Margin Stock does not exceed 25% of the value of all assets of the Guarantor and its Subsidiaries (determined on a consolidated basis) that are subject to the provisions of Section 6.03 and 6.04.
          “RSM” means RSM McGladrey, Inc., a Delaware corporation.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
          “Short-Term Debt” means, at any time, the aggregate amount of Indebtedness of the Guarantor and its Subsidiaries at such time (excluding seasonal Indebtedness of H&R Block Canada, Inc.) having a final maturity less than one year after such time, determined on a
Block Financial LLC Credit Agreement

consolidated basis in accordance with GAAP plus (without duplication) the aggregate amount of Indebtedness at such time under this Agreement, minus (a) to the extent otherwise included therein, Indebtedness outstanding at such time (i) under mortgage facilities secured by mortgages and related assets, (ii) incurred to fund servicing obligations required as part of servicing mortgage backed securities in the ordinary course of business, (iii) incurred and secured by broker-dealer Subsidiaries in the ordinary course of business and (iv) deposits and other customary banking related liabilities incurred by banking Subsidiaries in the ordinary course of business, (b) the excess, if any, of (i) the aggregate amount of cash and Cash Equivalents held at such time in accounts of the Guarantor and its Subsidiaries (other than broker-dealer Subsidiaries and banking Subsidiaries) to the extent freely transferable to the Credit Parties and capable of being applied to the Obligations without any contractual, legal or tax consequences over (ii) $15,000,000 and (c) to the extent otherwise included therein, the current portion of long term debt.
          “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Notwithstanding the foregoing, no entity shall be considered a “Subsidiary” solely as a result of the effect and application of FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (FIN 46R), as amended by FASB Statement of Financial Standards No. 167, “Amendments to FASB Interpretation No. 46(R)”, and any subsequent FASB statements or interpretations. Unless the context shall otherwise require, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Guarantor, including the Borrower and the Subsidiaries of the Borrower.
          “Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.03.
          “Swingline Lender” means Bank of America in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.
          “Swingline Loan” has the meaning assigned to such term in Section 2.03(a).
          “Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit B.
          “Swingline Sublimit” means an amount equal to the lesser of (a) $150,000,000 and (b) 10% of the Aggregate Commitments. The Swingline Sublimit is part of, and not in addition to, the Aggregate Commitments.
Block Financial LLC Credit Agreement

          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Total Outstandings” means, on any date, the aggregate outstanding principal amount of Committed Loans and Swingline Loans after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swingline Loans, as the case may be, occurring on such date.
          “Transactions” means the execution, delivery and performance by the Credit Parties of this Agreement, the borrowing of Loans and the use of the proceeds thereof.
          “Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
          “Unrestricted Margin Stock” means all Margin Stock owned by the Guarantor and its Subsidiaries other than Restricted Margin Stock.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Block Financial LLC Credit Agreement

     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
          Section 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
          Section 1.04 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
ARTICLE II
THE COMMITMENTS AND CREDITS
          Section 2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the outstanding principal amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the outstanding principal amount of all Swingline Loans shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
          Section 2.02 Borrowings, Conversions and Continuations of Committed Loans.
          (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given in writing or by telephone. Each such notice must be received by the Administrative Agent not later than (i) 3:00 p.m. three Business Days prior to the requested date of any Borrowing of,
Block Financial LLC Credit Agreement

conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) 1:00 p.m. on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $25,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $25,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower not later than 5:00 p.m. on the Business Day specified in such Committed Loan Notice in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
          (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
          (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon
Block Financial LLC Credit Agreement

determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
          (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than twelve Interest Periods in effect with respect to Committed Loans.
          Section 2.03 Swingline Loans.
          (a) The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, shall make loans (each such loan, a “Swingline Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Percentage of the outstanding principal amount of Committed Loans of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swingline Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the outstanding principal amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the outstanding principal amount of all Swingline Loans shall not exceed such Lender’s Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.03, prepay under Section 2.06, and reborrow under this Section 2.03. Subject to the next sentence, each Swingline Loan shall be a Base Rate Loan. Each Swingline Loan may bear interest at a rate to be agreed upon by the Swingline Lender and the Borrower, which rate shall in no case be greater than the Base Rate plus the Applicable Rate; provided that, if the Swingline Lender shall require other Lenders to fund their participations in such Swingline Loan pursuant to this Section 2.03, then such Swingline Loan shall bear interest at the Base Rate plus the Applicable Rate. Immediately upon the making of a Swingline Loan, each Lender (other than a Lender that is a Defaulting Lender on the date such Swingline Loan is made) shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swingline Loan.
          (b) Borrowing Procedures. Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given in writing or by telephone. Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $15,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and
Block Financial LLC Credit Agreement

the Administrative Agent of a written Swingline Loan Notice, appropriately completed and signed by the Borrower. Promptly after receipt by the Swingline Lender of any telephonic Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to the time of funding of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.03(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 5:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower; provided that if any Lender is a Defaulting Lender on the date the Swingline Loan is made, the Swingline Lender shall not advance that portion of the requested Swingline Loan that is equal to the Applicable Percentage of such Defaulting Lender (except to the extent such Defaulting Lender has provided Cash Collateral therefor pursuant to Section 2.16).
          (c) Refinancing of Swingline Loans.
          (i) The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.03(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.
          (ii) If for any reason any Swingline Loan cannot be refinanced by a Committed Borrowing in accordance with Section 2.03(c)(i), the request for Base Rate Committed Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Loan and each Lender’s payment to the
Block Financial LLC Credit Agreement

Administrative Agent for the account of the Swingline Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.
          (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
          (iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.
          (d) Repayment of Participations.
          (i) At any time after any Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swingline Lender.
          (ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Lender shall pay to the Swingline Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender.
Block Financial LLC Credit Agreement

The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
          (e) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.03 to refinance such Lender’s Applicable Percentage of any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swingline Lender.
          (f) Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.
          Section 2.04 Termination and Reduction of Commitments.
          (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.06, the Total Outstandings would exceed the Aggregate Commitments.
          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.04(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the applicable Lenders in accordance with their respective Commitments.
          Section 2.05 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Committed Loan on the Maturity Date and (ii) to the Swingline Lender or to the Administrative Agent the then unpaid principal amount of each Swingline Loan on the earlier of the first Business Day prior to the Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Committed Loan is made, the Borrower shall repay all Swingline Loans then outstanding.
Block Financial LLC Credit Agreement

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, each Interest Period applicable therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (d) The entries made in the accounts maintained pursuant to Section 2.05(b) or (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.06) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). In addition, upon receipt of an affidavit of an officer of such Lender as to the loss, theft, destruction or mutilation of the promissory note, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such promissory note, the Borrower will issue, in lieu thereof, a replacement promissory note in the same principal amount thereof and otherwise of like tenor.
          Section 2.06 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty except as provided in Section 2.11, subject to prior notice in accordance with Section 2.06(b).
          (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) in writing or by telephone (confirmed by electronic transmission) of any prepayment hereunder (i) in the case of prepayment of Eurodollar Rate Loans, not later than 11:00 a.m., three Business Days before the date of prepayment, (ii) in the case of prepayment of Base Rate Loans (other than Swingline Loans), not later than 11:00 a.m., on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the
Block Financial LLC Credit Agreement

Commitments as contemplated by Section 2.04, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.04. Promptly following receipt of any such notice relating to a Committed Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Committed Borrowing shall be in an amount that would be permitted in the case of an advance of a Committed Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Committed Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08.
          (c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall promptly (and in any event within one Business Day) prepay Loans in an aggregate amount equal to such excess.
          Section 2.07 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from the Closing Date to the date on which such Commitment terminates; provided that, if such Lender continues to have any Loans or risk participations in Swingline Loans outstanding after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Committed Loans and risk participations in Swingline Loans outstanding from the date on which its Commitment terminates to the date on which such Lender ceases to have any Committed Loans or risk participations in Swingline Loans outstanding. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, on the date of any voluntary termination of the Commitments and on the date on which all Loans become due and payable (by acceleration or otherwise); provided that any facility fees accruing after the date on which all Loans become due and payable shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
          (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
          Section 2.08 Interest. (a) Each Borrowing of Base Rate Loans shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Rate.
          (b) Each Borrowing of Eurodollar Rate Loans shall bear interest at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due,
Block Financial LLC Credit Agreement

whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Loans as provided above.
          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.08(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an Base Rate Committed Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.
          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each change in interest rate.
          Section 2.09 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Borrowing of Eurodollar Loans:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or
     (b) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Committed Borrowing to, or continuation of any Committed Borrowing as, a Borrowing of Eurodollar Rate Loans shall be ineffective, and (ii) if any Committed Loan Notice requests a Borrowing of Eurodollar Rate Loans, such Borrowing shall be made as a Borrowing of Base Rate Loans.
          Section 2.10 Increased Costs. (a) If any Change in Law shall:
Block Financial LLC Credit Agreement

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or
          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.10(a) or (b) (together with a statement of the reason for such compensation and a calculation thereof in reasonable detail) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.
          Section 2.11 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Committed Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under
Block Financial LLC Credit Agreement

Section 2.06(b) and is revoked in accordance herewith), (d) the assignment of any Eurodollar Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.14, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Rate Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Eurodollar Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          Section 2.12 Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or the Guarantor hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or the Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made (provided, however, that neither the Borrower nor the Guarantor shall be required to increase any such amounts payable to the Administrative Agent or Lender (as the case may be) with respect to any Indemnified Taxes or Other Taxes that are attributable to such Lender’s failure to comply with the requirements of Section 2.12(e)), (ii) the Borrower or the Guarantor shall make such deductions and (iii) the Borrower or the Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a
Block Financial LLC Credit Agreement

Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.
          Section 2.13 Payments Generally; Pro Rata Treatment; Sharing of Set-offs; Administrative Agent’s Clawback. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.10, 2.11 or 2.12, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent’s Office, except payments to be made directly to the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.10, 2.11, 2.12 and 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and any other amounts then due hereunder, such funds shall be applied to such obligations as the Borrower shall direct (as among interest, fees, principal or other amounts, but in each case ratably to the parties entitled thereto) or, if all Loans have become due and payable (by acceleration or otherwise) or if the Borrower does not so direct, as follows: (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties, and (iii) third, any other amounts due and owing hereunder, ratably among the parties entitled thereto in accordance with such amounts then due to such parties.
Block Financial LLC Credit Agreement

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Committed Loans or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Committed Loans and participations in Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Committed Loans and participations in Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and participations in Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
          (d) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02, 2.03, 2.13(c) or 2.13(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
          (e) (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available in accordance with and at the time required by Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent promptly (and in any event within one Business Day after demand) such corresponding amount in immediately available funds with interest thereon, for each day from the date such amount is made available to the Borrower to the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate
Block Financial LLC Credit Agreement

applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
          (ii) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from the date such amount is distributed to it to the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          (iii) A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (e) shall be conclusive, absent manifest error.
          (f) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Loan set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
          (g) The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Swingline Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
          (h) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
          Section 2.14 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.10, the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12 or any Lender becomes subject to any circumstance described in Section 2.15, then
Block Financial LLC Credit Agreement

such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.12, as the case may be, in the future, or avoid the unavailability of Eurodollar Rate Loans pursuant to Section 2.15, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) If any Lender requests compensation under Section 2.10, the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, a Lender is subject to any circumstance described in Section 2.15 or any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.06), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. In determining whether to make a claim, and calculating the amount of compensation, under Sections 2.10 and 2.12, each Lender shall apply standards that are not inconsistent with those generally applied by such Lender in similar circumstances.
          Section 2.15 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last
Block Financial LLC Credit Agreement

day of the Interest Period therefor or on such earlier date on which such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted. Thereafter, so long as such circumstances shall continue, all Loans of such Lender that would otherwise be Eurodollar Rate Loans shall be Base Rate Loans.
          Section 2.16 Cash Collateral.
          (a) Certain Credit Support Events. If a Lender shall become a Defaulting Lender at any time that a Swingline Loan is outstanding, promptly upon the request of the Administrative Agent or the Swingline Lender, the Borrower shall prepay Swingline Loans in an amount sufficient to reduce all Fronting Exposure with respect to the Defaulting Lender to zero (after giving effect to Section 2.17(a)(ii) and any Cash Collateral provided by the Defaulting Lender).
          (b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked deposit accounts at Bank of America. Any Lender that has provided such collateral hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, all deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).
          (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.16 or Section 2.17in respect of Swingline Loans shall be held and applied to the satisfaction of the specific Swingline Loans, obligations to fund participations therein (including any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
          (d) Release. Subject to Section 2.17, Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(j)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that the Person providing Cash Collateral and the Swingline Lender may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
          Section 2.17 Defaulting Lenders
          (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
Block Financial LLC Credit Agreement

     (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”.
     (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.10), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by that Defaulting Lender to the Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender with respect to any participation in any Swingline Loan; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
     (iii) Certain Fees. That Defaulting Lender (x) shall be entitled to receive any facility fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the outstanding principal amount of the Committed Loans funded by it (and the Borrower shall (A) be required to pay the Swingline Lender the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender).
Block Financial LLC Credit Agreement

     (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans pursuant to Section 2.03, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans shall not exceed the positive remainder, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the outstanding principal amount of the Committed Loans of that Lender.
     (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and Swingline Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their respective Commitments (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
          Each of the Credit Parties represents and warrants to the Lenders that:
          Section 3.01 Organization; Powers. Each Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to carry on its business as now conducted and, except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
          Section 3.02 Authorization; Enforceability. The Transactions are within each Credit Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Block Financial LLC Credit Agreement

          Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing (other than routine SEC and similar filings) with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Company or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other instrument (other than those to be terminated on or prior to the Closing Date) binding upon any Company or its assets, or give rise to a right thereunder to require any payment to be made by any Company, and (d) will not result in the creation or imposition of any Lien on any asset of any Company except for Liens arising under the Loan Documents.
          Section 3.04 Financial Condition; No Material Adverse Change. (a) Each Credit Party has heretofore furnished to the Lenders consolidated balance sheets and statements of income and cash flows (and, in the case of the Guarantor, of stockholders’ equity) as of and for the fiscal year ended April 30, 2009 (A) reported on by Deloitte & Touche LLP, an independent registered public accounting firm, in respect of the financial statements of the Guarantor, or (B) certified by its chief financial officer, in respect of the financial statements of the Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries and of the Guarantor and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP. Except as set forth on Schedule 3.04(a), neither the Guarantor nor any of its consolidated Subsidiaries had, as of April 30, 2009, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction not in the ordinary course of business, which is not reflected in the foregoing statements or in the notes thereto. During the period from April 30, 2009 to and including the date hereof, and except as disclosed in filings made by the Guarantor with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, there has been no sale, transfer or other disposition by the Guarantor or any of its consolidated Subsidiaries of any material part of its business or property other than in the ordinary course of business and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person), material in relation to the consolidated financial condition of the Guarantor and its consolidated Subsidiaries at April 30, 2009.
          (b) Since April 30, 2009, there has been no material adverse change in the business, assets or condition (financial or otherwise) of the Guarantor and its Subsidiaries, taken as a whole.
          Section 3.05 Properties. (a) Each Company has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
          (b) Each Company owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Company does not infringe upon the rights of any other Person, except for any such
Block Financial LLC Credit Agreement

     infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
          Section 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of either Credit Party, threatened against or affecting any Company that (i) have not been disclosed in the Disclosed Matters and as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) challenge or would reasonably be expected to affect the legality, validity or enforceability of this Agreement.
          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Company (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
          Section 3.07 Compliance with Laws and Agreements. Each Company is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
          Section 3.08 Investment Company Status. No Company is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
          Section 3.09 Taxes. Each Company has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
          Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans.
Block Financial LLC Credit Agreement

          Section 3.11 Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Credit Parties to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
          Section 3.12 Federal Regulations. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” (within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect) in a manner or in circumstances that would constitute or result in non-compliance by either Credit Party or any Lender with the provisions of Regulations U, T or X of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to such Lender or the Administrative Agent, as applicable, a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.
          Section 3.13 Subsidiaries. As of the date hereof, the Guarantor has only the Subsidiaries set forth on Schedule 3.13.
          Section 3.14 Insurance. Each Company maintains (pursuant to a self-insurance program and/or with financially sound and reputable insurers) insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of companies engaged in the same or a similar business or having similar properties similarly situated.
ARTICLE IV
CONDITIONS
          Section 4.01 Conditions of Effectiveness. The obligations of the Lenders to make Loans (or to purchase participations in Swingline Loans) hereunder shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):
     (a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party.
     (b) The Administrative Agent shall have received reasonably satisfactory written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Mayer Brown LLP, special New York counsel for the Credit Parties, and Stinson Morrison Hecker LLP, special counsel for the Credit Parties, substantially in the forms of Exhibit E-1 and E-2, respectively, and covering such other matters relating to the Credit Parties, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Credit Parties hereby request such counsel to deliver such opinion.
Block Financial LLC Credit Agreement

     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
     (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of each Credit Party, stating that:
          (i) the representations and warranties contained in Article III of this Agreement are correct on and as of the Closing Date; and
          (ii) no event has occurred and is continuing that constitutes a Default.
     (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
     (f) The Borrower shall have repaid all obligations owing and outstanding under each Existing Agreement.
     (g) All governmental and material third party approvals necessary in connection with the execution, delivery and performance of this Agreement shall have been obtained and be in full force and effect.
     The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.
          Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
          Section 4.02 Conditions to all Loans. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:
     (a) The representations and warranties of the Credit Parties set forth in Article III of this Agreement (other than the representations and warranties set forth in subsections 3.04(b), 3.06(a)(i) and 3.06(b)) shall be true and correct in all material respects on and as of the date of such Borrowing (except to the extent related to a specific earlier date).
Block Financial LLC Credit Agreement

     (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.
          Each Borrowing shall be deemed to constitute a representation and warranty by each of the Credit Parties on the date thereof as to the matters specified in subsections (a) and (b) of this Section.
ARTICLE V
AFFIRMATIVE COVENANTS
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Credit Parties covenants and agrees with the Lenders that:
          Section 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
     (a) within 90 days after the end of each fiscal year of the Guarantor, an audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Guarantor and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Guarantor and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
     (b) (i) in the case of the Guarantor, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor and (ii) in the case of the Borrower, within 90 days after the end of each fiscal year of the Borrower, consolidated balance sheets and related statements of operations and cash flows of the Borrower and the Guarantor and their consolidated Subsidiaries, and the consolidated statement of stockholders’ equity of the Guarantor, as of the end of and for such fiscal quarter (in the case of the Guarantor) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower and the Guarantor as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Guarantor and their consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower and the Guarantor (i) certifying as to whether a Default has occurred and, if a Default has occurred,
Block Financial LLC Credit Agreement

specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate (which delivery may be by electronic communication and shall be deemed to be an original authentic counterpart thereof for all purposes);
     (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials (other than (i) statements of ownership such as Forms 3, 4 and 5 and Schedule 13G, (ii) routine filings relating to employee benefits, such as Forms S-8 and 11-K, and (iii) routine filings by (A) RSM McGladrey, Inc. and its Subsidiaries, including Birchtree Financial Services, Inc., (B) RSM Equico, Inc. and its Subsidiaries, including McGladrey Capital Markets, LLC, (C) Sand Canyon Corporation and its Subsidiaries, (D) H&R Block Canada, Inc. and (E) H&R Block Limited) filed by either Credit Party or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by either Credit Party to its shareholders generally, as the case may be; and
     (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.
          Documents required to be delivered pursuant to Section 5.01(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower or the Guarantor posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 10.01; or (ii) on which such documents are posted on the Borrower’s or the Guarantor’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent by electronic mail of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
          The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities
Block Financial LLC Credit Agreement

of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.”
          Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
     (a) the occurrence of any Default;
     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting either Credit Party or any Affiliate thereof that is reasonably likely to be adversely determined and, if so determined, would reasonably be expected to result in a Material Adverse Effect;
     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of any Company in an aggregate amount exceeding $25,000,000; and
     (d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.
          Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower and the Guarantor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          Section 5.03 Existence; Conduct of Business. Each Credit Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, disposition or dissolution permitted under Section 6.04.
          Section 5.04 Payment of Taxes. Each Credit Party will, and will cause each of its Subsidiaries to, pay its Tax liabilities that, if not paid, would reasonably be expected to have a Material Adverse Effect before the same shall become delinquent, except where (a) the validity
Block Financial LLC Credit Agreement

or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.
          Section 5.05 Maintenance of Properties; Insurance. Each Credit Party will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain (pursuant to a self-insurance program and/or with financially sound and reputable insurers) insurance in such amounts and against such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
          Section 5.06 Books and Records; Inspection Rights. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that so long as no Event of Default exists, each Credit Party and each Subsidiary shall have the right to be present and participate in any discussions with its independent accountants. Nothing in this Section 5.06 shall permit the Administrative Agent or any Lender to examine or otherwise have access to the tax returns or other confidential information of any customer of either Credit Party or any of their respective Subsidiaries.
          Section 5.07 Compliance with Laws. Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
          Section 5.08 Use of Proceeds. The proceeds of the Loans will be used only for paying at maturity commercial paper issued by the Borrower from time to time, for general corporate purposes or for working capital needs. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.
          Section 5.09 Cleandown. The Credit Parties shall reduce the aggregate outstanding principal amount of all Short-Term Debt to $200,000,000 or less for a minimum period of thirty consecutive days during the period from March 1 to June 30 of each fiscal year.
Block Financial LLC Credit Agreement

ARTICLE VI
NEGATIVE COVENANTS
          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of the Credit Parties covenants and agrees with the Lenders that:
          Section 6.01 Consolidated Net Worth. The Guarantor will not permit Consolidated Net Worth as at the last day of any fiscal quarter of the Guarantor to be less than $650,000,000.
          Section 6.02 Indebtedness. The Credit Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
     (a) subject to the proviso at the end of this Section 6.02, Indebtedness created hereunder;
     (b) Indebtedness existing on the date hereof and set forth in Schedule 6.02 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
     (c) seasonal Indebtedness of H&R Block Canada, Inc., provided that the aggregate principal amount of all such Indebtedness incurred pursuant to this subsection (c) shall not exceed 250,000,000 Canadian dollars at any time outstanding;
     (d) Indebtedness of the Borrower and the Guarantor, provided that (i) the obligations of the Credit Parties hereunder shall rank at least pari passu with such Indebtedness (including with respect to security) and (ii) the aggregate principal amount of all Indebtedness permitted by this subsection (d) shall not exceed $2,000,000,000 at any time outstanding;
     (e) subject to the proviso at the end of this Section 6.02, (i) Indebtedness in connection with commercial paper issued in the United States through the Borrower which is guaranteed by the Guarantor and (ii) Indebtedness under bank lines of credit or similar facilities;
     (f) Indebtedness in connection with Guarantees of the performance of (i) any Subsidiary’s or franchisee’s obligations under or pursuant to indemnity, fee, daylight overdraft and other similar customary banking arrangements between such Subsidiary or franchisee and one or more financial institutions in the ordinary course of business, (ii) any Subsidiary’s or franchisee’s obligations under or pursuant to any office lease entered into in the ordinary course of business, and (iii) any Subsidiary’s obligations under or pursuant to any promotional, joint-promotional, cross-promotional, joint marketing, service, equipment or supply procurement, software license or other similar agreement entered into by such Subsidiary with one or more vendors, suppliers, retail businesses or other third parties in the ordinary course of business, including indemnification obligations relating to such Subsidiary’s failure to perform its obligations under such lease or agreement;
Block Financial LLC Credit Agreement

     (g) acquisition-related Indebtedness (either incurred or assumed) and Indebtedness in connection with the Guarantor’s guarantees of the payment or performance of primary obligations of Subsidiaries of the Guarantor in connection with acquisitions by such Subsidiaries, or Indebtedness secured by Liens permitted under Section 6.03(f); provided that, during any fiscal year, the aggregate outstanding principal amount of all Indebtedness incurred pursuant to this subsection (g) shall not exceed at any time $500,000,000;
     (h) Indebtedness of any Company to any other Company; provided that such Indebtedness shall not be prohibited by Section 6.05;
     (i) Indebtedness in connection with repurchase agreements pursuant to which mortgage loans of a Credit Party or a Subsidiary are sold with the simultaneous agreement to repurchase the mortgage loans at the same price plus interest at an agreed upon rate; provided that the aggregate outstanding principal amount of all Indebtedness incurred pursuant to this subsection (i) shall not at any time exceed $500,000,000; provided, further, that no agreed upon repurchase date shall be later than 90 business days after the date of the corresponding repurchase agreement;
     (j) Indebtedness in connection with Guarantees or Guarantee Obligations which are made, given or undertaken as representations and warranties, indemnities or assurances of the payment or performance of primary obligations in connection with securitization transactions or other transactions permitted hereunder, as to which primary obligations the primary obligor is a Credit Party, a Subsidiary or a securitization trust or similar securitization vehicle to which a Credit Party or a Subsidiary sold, directly or indirectly, the relevant mortgage loans;
     (k) Indebtedness of RSM, a Subsidiary of the Guarantor, to McGladrey & Pullen, LLP and certain related trusts; provided that the aggregate outstanding principal of all Indebtedness permitted under this subsection (k) shall not exceed $200,000,000 at any time;
     (l) Indebtedness in connection with (i) Capital Lease Obligations in an aggregate outstanding principal amount not at any time exceeding $50,000,000 (excluding any Capital Lease Obligations permitted by Section 6.02(p)), (ii) obligations under existing mortgages in an aggregate outstanding principal amount not exceeding $12,000,000 at any time, (iii) securities sold and not yet purchased, provided that the aggregate outstanding principal amount of all Indebtedness incurred pursuant to this clause (iii) (other than Indebtedness of Subsidiaries which act as broker-dealers) shall not at any time exceed $15,000,000 and (iv) customer deposits in the ordinary course of business;
     (m) subject to the proviso at the end of this Section 6.02, Indebtedness incurred in connection with any RAL Receivables Transaction or Indirect RAL Participation Transaction; provided that (i) such Indebtedness is incurred during the period beginning on January 2 of any year and ending on June 29 of such year, (ii) such Indebtedness is repaid in full by June 30 of the year in which such Indebtedness is
Block Financial LLC Credit Agreement

incurred and (iii) the covenants contained in any agreement relating to such Indebtedness, or guarantee thereof (other than covenants specific to the Borrower’s refund anticipation loan program and the operation thereof), are no more restrictive in any material respect than the covenants contained in this Agreement (or, in the case of any agreement entered into prior to the effectiveness of this Agreement, than the covenants contained in the Existing Agreements, provided that any such agreement shall terminate no later than June 30, 2010);
     (n) Indebtedness in respect of letters of credit in an aggregate outstanding principal amount not to exceed $100,000,000;
     (o) Indebtedness (including Capital Lease Obligations) in connection with a monetization of the Guarantor’s headquarters in an aggregate outstanding principal amount not exceeding $200,000,000 at any time;
     (p) deposits and other liabilities incurred by banking Subsidiaries in the ordinary course of business;
     (q) customary liabilities of broker-dealers incurred by broker-dealer Subsidiaries in the ordinary course of business;
     (r) Indebtedness issued by a Subsidiary of the Borrower and primarily secured by mortgage loans sold as contemplated by Section 6.05(c) to such Subsidiary by another Subsidiary of the Borrower;
     (s) Indebtedness secured by Liens permitted by Section 6.03(d) or 6.03(e);
     (t) Indebtedness incurred solely to finance businesses described on Schedule 6.04(b) after the date hereof that neither the Credit Parties nor their respective Subsidiaries are currently engaged in to any material extent on the date hereof; provided that the aggregate principal amount of all Indebtedness incurred pursuant to this clause (t) shall not at any time exceed $400,000,000;
     (u) other Indebtedness (excluding Indebtedness of the types described in Sections 6.02(a), 6.02(b), 6.02(e) and 6.02(m)) in an aggregate principal amount not at any time exceeding $20,000,000; and
     (v) subject to the proviso at the end of this Section 6.02, Indebtedness incurred in Other Receivables Transactions;
provided, that the sum, without duplication, of the aggregate outstanding principal amount of all Indebtedness permitted pursuant to Sections 6.02(a), 6.02(b), 6.02(e), 6.02(m) and 6.02(v) shall not at any time exceed the Aggregate Commitments then in effect, except that, during the period from October 15 of any year through June 30 of the following year, such sum may exceed the Aggregate Commitments then in effect by an amount up to the total of (A) the Permitted Amount (as defined below) and (B) $500,000,000. For purposes of the foregoing, “Permitted Amount” means (i) from October 15 of any year through January 1 of the following year, the aggregate outstanding principal amount of Indebtedness described in Section 6.02(v); (ii) from January 2 of
Block Financial LLC Credit Agreement

any year through April 30 of such year, the aggregate outstanding principal amount of Indebtedness described in Sections 6.02(m) and 6.02(v); and (iii) from May 1 of any year through June 30 of such year, the aggregate outstanding principal amount of Indebtedness described in Section 6.02(m).
          Section 6.03 Liens. The Credit Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
     (a) Permitted Encumbrances;
     (b) any Lien on any asset of any Company existing on the date hereof and set forth in Schedule 6.03; provided that (i) such Lien shall not apply to any other asset of any Company and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (c) any Lien existing on any asset prior to the acquisition thereof by any Company or existing on any asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other assets of any Company and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (d) Liens and transfers in connection with the securitization, financing or other transfer of any mortgage loans or mortgage servicing reimbursement rights (and/or, in each case, related rights, interests and servicing assets) owned by the Borrower or any of its Subsidiaries;
     (e) Liens and transfers in connection with the securitization or other transfer of any credit card receivables (and/or related rights and interests) owned by the Borrower or any of its Subsidiaries;
     (f) Liens on fixed or capital assets acquired, constructed or improved by any Company to secure Indebtedness of such Company incurred to finance the acquisition, construction or improvement of such fixed or capital assets; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such Liens shall not apply to any other assets of any Company;
     (g) Liens arising in connection with repurchase agreements contemplated by Section 6.02(i); provided that such security interests shall not apply to any assets of any
Block Financial LLC Credit Agreement

Company except for the mortgage loans or securities, as applicable, subject to such repurchase agreements;
     (h) Liens arising in connection with Indebtedness permitted by Sections 6.02(p), which Liens are granted in the ordinary course of business;
     (i) Liens not otherwise permitted by this Section 6.03 so long as the Obligations hereunder are contemporaneously secured equally and ratably with the obligations secured thereby;
     (j) Liens not otherwise permitted by this Section 6.03, so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to all Companies) $250,000,000 at any one time;
     (k) Liens and transfers in connection with any RAL Receivables Transaction or Other Receivables Transaction;
     (l) Liens securing Indebtedness permitted by Sections 6.02(o) or 6.02(t);
     (m) Liens on Unrestricted Margin Stock; and
     (n) Liens securing the Obligations.
          Section 6.04 Fundamental Changes; Sale of Assets. (a) The Credit Parties will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (other than Unrestricted Margin Stock), or all or substantially all of the stock or assets related to its tax preparation business or liquidate or dissolve, except (i) transfers in connection with any RAL Receivables Transaction, Other Receivables Transaction or securitization otherwise permitted hereby, (ii) sales and other transfers of mortgage loans (and/or related rights and interests and servicing assets) and (iii) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (A) any Material Subsidiary other than the Borrower may merge into a Credit Party in a transaction in which the Credit Party is the surviving corporation, (B) any wholly owned Material Subsidiary other than the Borrower may merge into any other wholly owned Material Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary, (C) any Material Subsidiary other than the Borrower may sell, transfer, lease or otherwise dispose of its assets to the Guarantor or to another Material Subsidiary and (D) any Material Subsidiary other than the Borrower may liquidate or dissolve if the Guarantor determines in good faith that such liquidation or dissolution is in the best interests of the Guarantor and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.05.
          (b) Except as set forth on Schedule 6.04(b), the Credit Parties will not, and will not permit any Material Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Credit Parties and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
Block Financial LLC Credit Agreement

          Section 6.05 Transactions with Affiliates. The Credit Parties will not, and will not permit any other Company to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Company than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Companies not involving any other Affiliate, and (c) transactions involving the transfer of mortgage loans and other assets for cash and other consideration of not less than the sum of (i) the lesser of (x) the fair market value of such mortgage loans and (y) the outstanding principal amount of such mortgage loans, and (ii) the fair market value of such other assets, to a Subsidiary of the Borrower that issues Indebtedness permitted by Section 6.02(r).
          Section 6.06 Restrictive Agreements. The Credit Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that by its terms prohibits, restricts or imposes any condition upon (a) the ability of any Company to create, incur or permit to exist any Lien upon any of its material assets (unless such agreement or arrangement does not prohibit, restrict or impose any condition upon the ability of any Company to create, incur or permit to exist any Lien in favor of the Administrative Agent or any Lender created hereunder), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Guarantor or any other Subsidiary or to Guarantee Indebtedness of the Guarantor or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by this Agreement or, in the case of any banking Subsidiary, by any Governmental Authority having jurisdiction over such Subsidiary, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.06 (but shall apply to any extension, renewal, amendment or modification expanding the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the securitization, financing or other transfer of mortgage loans (and/or related rights and interests and servicing assets) owned by the Borrower or any of its Subsidiaries, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured obligations permitted by this Agreement (including obligations secured by Liens permitted by Section 6.03(j)) if such restrictions or conditions apply only to the assets securing such obligations, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted hereunder pursuant to Section 6.02(m) or 6.02(v) or any RAL Receivables Transaction or Other Receivables Transaction.
ARTICLE VII
GUARANTEE
          Section 7.01 Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders and their respective
Block Financial LLC Credit Agreement

successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
          (b) The Guarantor further agrees to pay any and all expenses (including all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Article. This Article shall remain in full force and effect until the Obligations and the obligations of the Guarantor under the guarantee contained in this Article shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.
          (c) No payment or payments made by either Credit Party, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from either Credit Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.
          (d) The Guarantor agrees that whenever, at any time or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Article for such purpose.
          Section 7.02 Delay of Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section shall be effective notwithstanding the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.
Block Financial LLC Credit Agreement

          Section 7.03 Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions hereof as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          Section 7.04 Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between the Borrower and the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower and the Guarantor with respect to the Obligations. This Article shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other documents executed and delivered in connection herewith, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Guarantor against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Article, in bankruptcy or in any other instance.
Block Financial LLC Credit Agreement

When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Article shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Obligations.
          Section 7.05 Reinstatement. This Article shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Credit Party or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.
          Section 7.06 Payments. The Guarantor hereby agrees that all payments required to be made by it hereunder will be made to the Administrative Agent without set-off or counterclaim in accordance with the terms of the Obligations, including in the currency in which payment is due.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
          Section 8.01 Events of Default. Any of the following shall constitute an Event of Default:
     (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
Block Financial LLC Credit Agreement

     (c) any representation or warranty made or deemed made by either Credit Party (or any of its officers) in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;
     (d) either Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Credit Parties’ existence), 5.08 or 5.09 or in Article VI;
     (e) either Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;
     (f) either Credit Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after expiration of any applicable grace or cure period);
     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness or (ii) any obligation under a Hedging Agreement that becomes due as a result of a default by a party thereto other than a Company;
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of either Credit Party or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Credit Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (i) either Credit Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations
Block Financial LLC Credit Agreement

of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
     (j) either Credit Party or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;
     (k) one or more final judgments for the payment of money shall be rendered against the Guarantor, the Borrower, any Subsidiary or any combination thereof and either (i) a creditor shall have commenced enforcement proceedings upon any such judgment in an aggregate amount (to the extent not covered by insurance as to which the relevant insurance company has not denied coverage) in excess of $40,000,000 (a “Material Judgment”) or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of any Material Judgment shall not be in effect (by reason of pending appeal or otherwise) (it being understood that, notwithstanding the definition of “Default”, no “Default” shall be triggered solely by the rendering of such a judgment or judgments prior to the commencement of enforcement proceedings or the lapse of such 30 consecutive day period, so long as such judgments are capable of satisfaction by payment at any time);
     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
     (m) a Change in Control shall occur; or
     (n) the Guarantee contained in Article VII herein shall cease, for any reason, to be in full force and effect in any material respect or either Credit Party shall so assert.
          Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
     (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all
Block Financial LLC Credit Agreement

outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.
          Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Section 2.12) payable to the Administrative Agent in its capacity as such;
          Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Sections 2.10, 2.11 or 2.12), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
          Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
          Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
          Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX
ADMINISTRATIVE AGENT
          Section 9.01 Appointment and Authority.
          Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.
          Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual
Block Financial LLC Credit Agreement

capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Company or any Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
          Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Block Financial LLC Credit Agreement

          Section 9.04 Reliance by Administrative Agent.
          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          Section 9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower so long as no Event of Default described in Section 8.01(a), (b) or (i) shall have occurred and be continuing (which consent shall not be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank so long as such Affiliate has an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon acceptance of appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring (or
Block Financial LLC Credit Agreement

retired) Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
          Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender and (b) the retiring Swingline Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.
          Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
          Section 9.08 No Other Duties, Etc.Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agent or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
ARTICLE X
MISCELLANEOUS
          Section 10.01 Notices; Effectiveness; Electronic Communication.
          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
Block Financial LLC Credit Agreement

          (i) if to the Borrower, the Guarantor, the Administrative Agent or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.01; and
          (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
          Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
          (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no
Block Financial LLC Credit Agreement

event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, the Guarantor, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, the Guarantor, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
          (d) Change of Address, Etc. Each of the Borrower, the Guarantor, the Administrative Agent and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time, at the request of the Administrative Agent, to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower, the Guarantor or their securities for purposes of United States Federal or state securities laws.
          (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swingline Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
          Section 10.02 Amendments, Etc. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver
Block Financial LLC Credit Agreement

thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Credit Parties therefrom shall in any event be effective unless the same shall be permitted by Section 10.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties and the Required Lenders or by the Credit Parties and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.13(b) or (c) or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release the guarantee contained in Article VII, without the written consent of each Lender, (vi) waive any of the conditions precedent to the Closing Date set forth in Section 4.01 without the written consent of each Lender or (vii) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lender hereunder without the prior written consent of the Administrative Agent or the Swingline Lender, as the case may be.
          Section 10.03 Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Swingline Lender) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.10 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing
Block Financial LLC Credit Agreement

and filing pleadings on its own behalf during the pendency of a proceeding relative to either Credit Party under any debtor relief law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
          Section 10.04 Expenses; Indemnity; Damage Waiver.
          (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.
          (b) The Credit Parties shall jointly and severally indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Company, or any Environmental Liability related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee or any Company is a party thereto; provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties.
          (c) To the extent that either Credit Party fails to pay any amount required to be paid by it to the Administrative Agent or the Swingline Lender under Section 10.04(a) or (b) but without affecting such Credit Party’s reimbursement obligations with respect
Block Financial LLC Credit Agreement

thereto, each Lender severally agrees to pay to the Administrative Agent or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Swingline Lender in its capacity as such. The Administrative Agent or the Swingline Lender shall have the right to deduct any amount owed to it by any Lender under this subsection (c) from any payment made by it to such Lender hereunder.
          (d) To the extent permitted by applicable law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
          (e) No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
          (f) All amounts due under this Section shall be payable promptly after written demand therefor.
          Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Block Financial LLC Credit Agreement

          Section 10.06 Successors and Assigns.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Any Lender may assign to one or more assignees (other than a Credit Party or any of its Affiliates or a Defaulting Lender) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender’s obligations in respect of its risk participation in Swingline Loans, the Swingline Lender) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided, further, that any consent of the Borrower otherwise required under this subsection shall not be required if an Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to Section 10.06(d), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 2.12 and 10.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(e).
Block Financial LLC Credit Agreement

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and each Credit Party, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.
          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.06(b) and any written consent to such assignment required by Section 10.06(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.
          (e) Any Lender may, without the consent of either Credit Party, the Administrative Agent or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Credit Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender (rather than its Participant) shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to Section 10.06(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b).
          (f) A Participant shall not be entitled to receive any greater payment under Section 2.10 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.12 unless the Borrower is notified of the participation sold to such Participant and such
Block Financial LLC Credit Agreement

Participant agrees, for the benefit of the Borrower, to comply with Section 2.12(e) as though it were a Lender.
          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
          (h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.04(h), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower’s consent which will not be unreasonably withheld. This subsection (h) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment. An SPC shall not be entitled to receive any greater payment under Section 2.10 or 2.12 than the applicable Granting Lender would have been entitled to receive under such Sections if the Granting Lender had made the relevant credit extension.
          (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’ notice to the Borrower and the Lenders, resign as
Block Financial LLC Credit Agreement

Swingline Lender. In the event of any such resignation as Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Swingline Lender hereunder (subject to the consent of such Lender to serve as a successor Swingline Lender); provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Swingline Lender. If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.03(c). Upon the appointment of a successor Swingline Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender.
          (j) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
          Section 10.07 Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.10, 2.11, 2.12, 10.04 and 10.05(b) and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
          Section 10.08 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which
Block Financial LLC Credit Agreement

shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
          Section 10.09 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.09, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by debtor relief laws, as determined in good faith by the Administrative Agent or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
          Section 10.10 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either Credit Party against any of and all the obligations of such Credit Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          Section 10.11 Governing Law; Jurisdiction; Etc.
          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Block Financial LLC Credit Agreement

          (b) SUBMISSION TO JURISDICTION. EACH CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST EITHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) WAIVER OF VENUE. EACH CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.11(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
          Section 10.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD
Block Financial LLC Credit Agreement

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          Section 10.13 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than either Credit Party. For the purposes of this Section, “Information” means all information received from any Company relating to any Company or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Company; provided that, in the case of information received from any Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          Each of the Administrative Agent and each Lender acknowledges that (a) the Information may include material non-public information concerning any Company, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.
          Section 10.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and,
Block Financial LLC Credit Agreement

to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
          Section 10.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Credit Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Credit Parties and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) each of the Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, each Lender and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for either Credit Party or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, any Lender or any Arranger has any obligation to the Credit Parties or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and none of the Administrative Agent, any Lender or any Arranger has any obligation to disclose any of such interests to the Credit Parties or their Affiliates. To the fullest extent permitted by law, each of the Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
          Section 10.16 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
          Section 10.17 Termination of Existing Agreements.
          The Lenders that are parties to either Existing Agreement (and which constitute “Required Lenders” under and as defined in such Existing Agreement) hereby waive the any
Block Financial LLC Credit Agreement

notice requirement set forth in such Existing Agreement for terminating the commitments under such Existing Agreement, and such Lenders and the Borrower agree that, subject to the Borrower’s payment of all amounts then payable under such Existing Agreement (whether or not then due), the commitments under such Existing Agreement shall be terminated on the Closing Date. After the termination of such commitments, such Existing Agreement shall be of no further force or effect (except for provisions thereof which by their terms survive termination thereof).
          Section 10.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
Block Financial LLC Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BLOCK FINANCIAL LLC
By:	/s/ Becky S. Shulman
Becky S. Shulman, President and
Chief Financial Officer

H&R BLOCK, INC.
By:	/s/ Becky S. Shulman
Becky S. Shulman, Senior Vice President and
Chief Financial Officer

Block Financial LLC Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Aamir Saleem
Aamir Saleem
Vice President

Block Financial LLC Credit Agreement

BANK OF AMERICA, N.A., as a Lender and Swingline Lender
By:	/s/ James H. Harper
James H. Harper
Vice President

Block Financial LLC Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Barbara Van Meerten
Barbara Van Meerten
Director

Block Financial LLC Credit Agreement

BNP PARIBAS, as a Lender
By:	/s/ Scott Tricarico
Scott Tricarico
Vice President

Block Financial LLC Credit Agreement

COMPASS BANK, as a Lender
By:	/s/ Ramon Garcia
Ramon Garcia
Vice President

Block Financial LLC Credit Agreement

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, as a Lender
By:	/s/ Corey Billups
Corey Billups
Managing Director

By:	/s/ Blake Wright
Blake Wright
Managing Director

Block Financial LLC Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By:	/s/ Frederick W. Laird
Frederick W. Laird
Managing Director

By:	/s/ Heidi Sandquist
Heidi Sandquist
Director

Block Financial LLC Credit Agreement

SCOTIABANC INC., as a Lender
By:	/s/ J. F. Todd
J. F. Todd
Managing Director

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ Todd S. Meller
Todd S. Meller
Managing Director

Block Financial LLC Credit Agreement

SUNTRUST BANK, as a Lender
By:	/s/ K. Scott Bazemore
K. Scott Bazemore
Vice President

Block Financial LLC Credit Agreement

TORONTO DOMINION (NEW YORK) LLC, as a Lender
By:	/s/ Debbi L. Brito
Debbi L. Brito
Authorized Signatory

Block Financial LLC Credit Agreement

THE BANK OF TOKYO MITSUBISHI UFJ, LTD., as a Lender
By:	/s/ Christine Howatt
Christine Howatt
Authorized Signatory

Block Financial LLC Credit Agreement

CIBC INC., as a Lender
By:	/s/ Dominic J. Sorresso
Dominic J. Sorresso
Executive Director CIBC World Markets Corp. Authorized Signatory

Block Financial LLC Credit Agreement

COMERICA BANK, as a Lender
By:	/s/ Mark J. Leveille
Mark J. Leveille
Vice President

Block Financial LLC Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Gaylen Frazier
Gaylen Frazier
A.V.P.

Block Financial LLC Credit Agreement

KEYBANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ David M. Morris
David M. Morris
Vice President

Block Financial LLC Credit Agreement

PNC BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ D. R. Mitchell
D. R. Mitchell
EVP

Block Financial LLC Credit Agreement

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Nicholas J. Woyevodsky
Nicholas J. Woyevodsky
Attorney-In-Fact Royal Bank of Canada

Block Financial LLC Credit Agreement

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ Irja R. Otsa
Irja R. Otsa
Associate Director

By:	/s/ Mary E. Evans
Mary E. Evans
Associate Director

Block Financial LLC Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ Mark Walton
Mark Walton
Authorized Signatory

Block Financial LLC Credit Agreement

BRANCH BANKING AND TRUST COMPANY, as a Lender
By:	/s/ Roberts A. Bass
Roberts A. Bass
Senior Vice President

Block Financial LLC Credit Agreement

FIFTH THIRD BANK, as a Lender
By:	/s/ Tim Adair
Tim Adair
Assistant Vice President

Block Financial LLC Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:	/s/ William M. Ginn
William M. Ginn
Executive Director

Block Financial LLC Credit Agreement

UMB BANK, N.A. as a Lender
By:	/s/ Martin Nay
Martin Nay
Senior Vice President

Block Financial LLC Credit Agreement

THE BANK OF EAST ASIA, LIMITED, NEW YORK BRANCH, as a Lender
By:	/s/ Kenneth Pettis
Kenneth Pettis
Senior Vice President

By:	/s/ Kitty Sin
Kitty Sin
Senior Vice President

Block Financial LLC Credit Agreement

COMMERCE BANK N.A., as a Lender
By:	/s/ David C. Enslen
David C. Enslen
Senior Vice President

Block Financial LLC Credit Agreement

TAIPEI FUBON COMMERCIAL BANK, as a Lender
By:	/s/ Michael Tan
Michael Tan
VP and DGM

Block Financial LLC Credit Agreement

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

		Applicable
Lender	Commitment	Percentage
Bank of America, N.A.	$150,000,000	8.82352941%
BNP Paribas	$150,000,000	8.82352941%
Wells Fargo Bank, National Association	$150,000,000	8.82352941%
Compass Bank	$100,000,000	5.88235294%
Credit Agricole Corporate & Investment Bank	$100,000,000	5.88235294%
Deutsche Bank AG New York Branch	$100,000,000	5.88235294%
Scotiabanc Inc.	$50,000,000	2.94117647%
The Bank of Nova Scotia	$50,000,000	2.94117647%
SunTrust Bank	$100,000,000	5.88235294%
Toronto Dominion (New York) LLC	$100,000,000	5.88235294%
The Bank Of Tokyo Mitsubishi UFJ, Ltd.	$75,000,000	4.41176471%
CIBC Inc.	$75,000,000	4.41176471%
Comerica Bank	$75,000,000	4.41176471%
U.S. Bank National Association	$75,000,000	4.41176471%
KeyBank, National Association	$50,000,000	2.94117647%
PNC Bank National Association	$50,000,000	2.94117647%
Royal Bank of Canada	$50,000,000	2.94117647%
UBS Loan Finance LLC	$50,000,000	2.94117647%
Goldman Sachs Bank USA	$30,000,000	1.76470588%
Branch Banking and Trust Company	$25,000,000	1.47058824%
Fifth Third Bank	$25,000,000	1.47058824%
Sumitiomo Mitsui Banking Corporation	$25,000,000	1.47058824%
UMB Bank, N.A.	$15,000,000	0.88235294%
The Bank of East Asia, Limited, New York Branch	$10,000,000	0.58823529%
Commerce Bank N.A.	$10,000,000	0.58823529%
Taipei Fubon Commercial Bank	$10,000,000	0.58823529%

Total	$1,700,000,000	100.00000000%

1

SCHEDULE 3.04(a)
Guarantee Obligations
None.

1

SCHEDULE 3.06
Disclosed Matters
None.

2

SCHEDULE 3.13
Subsidiaries
     The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation.

Company Name	Domestic Jurisdiction
Aculink Mortgage Solutions, LLC	Florida
AcuLink of Alabama, LLC	Alabama
Ada Services Corporation	Massachusetts
BFC Transactions, Inc.	Delaware
Birchtree Financial Services, Inc.	Oklahoma
Birchtree Insurance Agency, Inc.	Missouri
Block Financial LLC	Delaware
CFS-McGladrey, LLC	Massachusetts
Cfstaffing, Ltd.	British Columbia
Cityfront, Inc.	Delaware
Companion Insurance, Ltd.	Bermuda
Companion Mortgage Corporation	Delaware
Creative Financial Staffing of Western Washington, LLC	Massachusetts
EquiCo, Inc.	California
Express Tax Service, Inc.	Delaware
Financial Marketing Services, Inc.	Michigan
Financial Stop Inc.	British Columbia
FM Business Services, Inc.	Delaware
Franchise Partner, Inc.	Nevada
H&R Block (India) Private Limited	India
H&R Block (Nova Scotia), Incorporated	Nova Scotia
H&R Block Bank	Missouri
H&R Block Canada Financial Services, Inc.	Federally Chartered
H&R Block Canada, Inc.	Federally Chartered
H&R Block Eastern Enterprises, Inc.	Missouri
H&R Block Enterprises LLC	Missouri
H&R Block Global Solutions (Hong Kong) Limited	Hong Kong
H&R Block Group, Inc.	Delaware
H&R Block Insurance Agency, Inc.	Delaware
H&R Block Limited	New South Wales
H&R Block Management, LLC	Delaware
H&R Block Tax and Business Services, Inc.	Delaware
H&R Block Tax Institute, LLC	Missouri
H&R Block Tax Services LLC	Missouri
H&R Block, Inc.	Missouri
HRB Advance LLC	Delaware
HRB Center LLC	Missouri

3

Company Name	Domestic Jurisdiction
HRB Concepts LLC	Delaware
HRB Corporate Enterprises LLC	Delaware
HRB Corporate Services LLC	Missouri
HRB Digital LLC	Delaware
HRB Digital Technology Resources LLC	Delaware
HRB Expertise LLC	Missouri
HRB Flint Hills LLC	Missouri
HRB Innovations, Inc.	Delaware
HRB International LLC	Missouri
HRB Products LLC	Missouri
HRB Support Services LLC	Delaware
HRB Tax & Technology Leadership LLC	Missouri
HRB Tax Group, Inc.	Missouri
HRB Technology Holding LLC	Delaware
HRB Technology LLC	Missouri
McGladrey Capital Markets Canada Inc.	Federally Chartered
McGladrey Capital Markets Europe Limited	United Kingdom
McGladrey Capital Markets LLC	Delaware
OOMC Holdings LLC	Delaware
OOMC Residual Corporation	New York
O’Rourke Career Connections, LLC	California
Pension Resources, Inc.	Illinois
Provident Mortgage Services, Inc.	Delaware
RedGear Technologies, Inc.	Missouri
RSM Employer Services Agency of Florida, Inc.	Florida
RSM Employer Services Agency, Inc.	Georgia
RSM EquiCo, Inc.	Delaware
RSM McGladrey Business Services, Inc.	Delaware
RSM McGladrey Business Solutions, Inc.	Delaware
RSM McGladrey Employer Services, Inc.	Georgia
RSM McGladrey Insurance Services, Inc.	Delaware
RSM McGladrey TBS, LLC	Delaware
RSM McGladrey, Inc.	Delaware
Sand Canyon Acceptance Corporation	Delaware
Sand Canyon Corporation	California
Sand Canyon Securities Corp.	Delaware
Sand Canyon Securities II Corp.	Delaware
Sand Canyon Securities III Corp.	Delaware
Sand Canyon Securities IV LLC	Delaware
ServiceWorks, Inc.	Delaware
TaxNet Inc.	California
TaxWorks, Inc.	Delaware
West Estate Investors, LLC	Missouri
Woodbridge Mortgage Acceptance Corporation	Delaware

4

SCHEDULE 6.02
Existing Indebtedness
None.

5

SCHEDULE 6.03
Existing Liens
•	Existing liens on copiers, telephone and computer equipment and other specifically identified equipment (and proceeds thereof, accessions thereto and other related property) in favor of sellers, lessors or financers thereof.

•	Liens related to the following UCC financing statements.

General description
Debtor	Secured Party	State	File No.	File Date	of Collateral
Companion Mortgage Corporation	JPMorgan Chase Bank, NA	DE	53688620	11/30/2005 (amended 11/30/05)	A/R and proceeds; Negotiable instruments and proceeds

H&R Block Bank	Federal Home Loan Bank of Des Moines	MO	20060060533G	5/31/2006 (amended 12/18/06, 4/9/09)	Accounts and proceeds; Negotiable instruments and proceeds

H&R Block Bank	Kennedy, Harold Elton	MO	20090112360F	11/17/2009	Notice of Bailment

H&R Block Bank	Fannie Mae	MO	20070130050K	11/26/2007	All loans and other property sold or assigned to Secured Party by Debtor

H&R Block Bank	Federal Reserve Bank of Kansas City	MO	20080100822E	9/16/2008	All accounts, chattel paper and other property assigned to Secured Party by Debtor

RSM McGladrey Employer Services, Inc.	RSM McGladrey Business Services, Inc.	GA	6005006544	5/27/2005	Contracts specified in asset purchase agreement and property related thereto

RSM McGladrey, Inc.	GreatAmerica Leasing Corporation	DE	20091076360	4/4/2009	Specific software and related property

H&R Block Eastern Enterprises, Inc.	Pantops Shopping Center I, LLC	MO	20070143525M	12/31/2007	Property of Debtor at specific location in Albermarle County, VA

H&R Block Eastern Enterprises, Inc.	Village at Time Corners, LP	MO	20090076200H	8/13/2004 (in lieu)	Property of Debtor at specific location in Ft. Wayne, IN

H&R Block Enterprises LLC	Iskum II, LLC	MO	20090105920K	11/3/2004	Property of Debtor at specific location in Salem, OR

H&R Block, Inc.	TUO-Houston Long Point, LLC	MO	20080113972E	10/23/2008	Property of Debtor at specific location in Houston, TX

6

SCHEDULE 6.04(b)
Additional Businesses
•	Businesses that offer products and services typically provided by finance companies, banks and other financial service providers, including consumer finance and mortgage-loan related products and services, credit products, insurance products, check cashing, money orders, wire transfers, stored value cards, bill payment services, notary services and similar products and services.

•	Businesses that offer financial, or financial-related, products and services that can be marketed, provided or distributed by leveraging the retail locations of Guarantor’s Subsidiaries or the relationships of such Subsidiaries with their clients as a tax return preparer or financial advisor or service provider.

7

SCHEDULE 6.06
Existing Restrictions
•	Indenture dated as of October 20, 1997 (the “October 20, 1997 Indenture”), by and between the Credit Parties and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) (the “First Trustee”), along with the:
1.	The First Supplemental Indenture dated as of April 18, 2000, among the Credit Parties, the First Trustee and The Bank of New York, as separate trustee under the Indenture;

2.	The Officers’ Certificate of the Borrower dated October 26, 2004 establishing the terms of the Borrower’s 5.125% Notes due 2014, which are guaranteed by the Guarantor pursuant to the guarantees endorsed on said Notes; and

3.	The Officers’ Certificate of the Borrower dated January 11, 2008 establishing the terms of the Borrower’s 7.875% Notes due 2013, which are guaranteed by the Guarantor pursuant to the guarantees endorsed on said Notes.
•	Certain Subsidiaries must maintain capital requirements which could impair their ability to pay dividends or other distributions.

•	Credit and Guarantee Agreement dated as of January 12, 2010, among the Borrower, the Guarantor and HSBC Bank USA, National Association.

8

SCHEDULE 10.01
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
BORROWER or GUARANTOR:
Block Financial LLC
H&R Block, Inc.
One H&R Block Way
Kansas City, Missouri 64105
Attention: Andrew Somora
Telephone: 816 854-4529
Telecopier: 816 802-1043
Electronic Mail: ASomora@HRBlock.com
and
Attention: Vince Clark
Telephone: 816 854-5559
Telecopier: 816 854-8045
Electronic Mail: Vince.Clark@HRBlock.com
Website Address: www.HRBlock.com
U.S. Taxpayer Identification Number: 52-1781495 (Borrower)/ 44-0607856 (Guarantor)
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Loans):
Bank of America, N.A.
101 N. Tryon Street
Mail Code: NC1-001-04-39
Charlotte, NC 28255-0001
Attention: Robert Garvey
Telephone: 980-387-9468
Telecopier: 617-310-3288
Electronic Mail: robert.garvey@baml.com
Account No.: 1366212250600
Ref: BLOCK FINANCIAL LLC
ABA# 026009593
Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
1455 Market Street
Mail Code: CA5-701-05-19
San Francisco, CA 94103-1399

1

Attention: AAmir Saleem
Telephone: 415-436-2769
Telecopier: 415-503-5089
Electronic Mail: aamir.saleem@baml.com
SWINGLINE LENDER:
Bank of America, N.A.
101 N. Tryon Street
Mail Code: NC1-001-04-39
Charlotte, NC 28255-0001
Attention: Robert Garvey
Telephone: 980-387-9468
Telecopier: 617-310-3288
Electronic Mail: robert.garvey@baml.com
Account No.: 1366212250600
Ref: BLOCK FINANCIAL LLC
ABA# 026009593

2

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date:                     , ___
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
          Reference is made to that certain Credit and Guarantee Agreement, dated as of March 4, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Block Financial LLC, a Delaware limited partnership (the “Borrower”), H&R Block, Inc., as guarantor, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swingline Lender.
          The undersigned hereby requests (select one):
          ☐ A Borrowing of Committed Loans                  ☐ A conversion or continuation of Loans
          1. On            (a Business Day).
          2. In the amount of $                                        .
          3. Comprised of                                                .
         [Type of Committed Loan requested]
          4. For Eurodollar Rate Loans: with an Interest Period of            [weeks][months].
          The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

BLOCK FINANCIAL LLC
By:
Name:
Title:

Form of Committed Loan Notice

A - 1

EXHIBIT B
FORM OF SWINGLINE LOAN NOTICE
Date:                     , _____

To:	Bank of America, N.A., as Swingline Lender
Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
          Reference is made to that certain Credit and Guarantee Agreement, dated as of March 4, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Block Financial LLC, a Delaware limited partnership (the “Borrower”), H&R Block, Inc., as guarantor, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swingline Lender.
          The undersigned hereby requests a Swingline Loan:
          1. On                                          (a Business Day).
          2. In the amount of $                    .
          The Swingline Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

BLOCK FINANCIAL LLC
By:
Name:
Title:

Form of Swingline Loan Notice

B - 1

EXHIBIT C
FORM OF NOTE
          FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit and Guarantee Agreement, dated as of March 4, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, H&R Block, Inc., as guarantor, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swingline Lender.
          The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swingline Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
          This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
          The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
Form of Note

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BLOCK FINANCIAL LLC
By:
Name:
Title:

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
				Principal	Outstanding
	Type of	Amount of	End of	or Interest	Principal
	Loan	Loan	Interest	Paid This	Balance	Notation
Date	Made	Made	Period	Date	This Date	Made By

Form of Note

EXHIBIT D
Form of Compliance Certificate

D - 1

EXHIBIT D-1
ASSIGNMENT AND ACCEPTANCE
          This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit and Guarantee Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
          For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Swingline Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[5]	Include all applicable subfacilities.

D - 2 - 1

as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate] of [identify Lender]]

3.	Borrower(s):
4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit and Guarantee Agreement, dated as of March 4, 2010, among Block Financial LLC, a Delaware limited partnership (the “Borrower”), H&R Block, Inc., as guarantor, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swingline Lender

6.	Assigned Interest[s]:[6]

Aggregate Amount of
			Commitment/Loans	Amount of	Percentage Assigned
		Facility	for all	Commitment/Loans	of Commitment/
Assignor[s][7]	Assignee[s][8]	Assigned[9]	Lenders[10]	Assigned	Loans[11]	CUSIP Number
			$	$	%

			$	$	%

			$	$	%

[6]	The reference to “Loans” in the table should be used only if the Credit Agreement provides for Term Loans.

[7]	List each Assignor, as appropriate.

[8]	List each Assignee, as appropriate.

[9]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).

[10]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[11]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

          [7. Trade Date:                                         ]12
Effective Date:                     , 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
          The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

[Consented to and][13] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:][14]

BLOCK FINANCIAL LLC

By:

Title:

[SWINGLINE LENDER]

By:

Title:

[12]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[13]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[14]	To be deleted only if the consent of the Borrower and/or other parties (e.g. Swingline Lender) is not required by the terms of the Credit Agreement.

3

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
          1. Representations and Warranties.
          1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section ___thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms

4

all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of                      [confirm that choice of law provision parallels the Credit Agreement].

5